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                                  EXHIBIT 23.2
                               CONSENT OF COUNSEL

                    [LETTERHEAD OF PRESTON GATES & ELLIS LLP]

                                  March 2, 2000

Teltone Corporation
22121 - 20th Avenue S.E.
Bothell, Washington 98021-4408

Ladies and Gentlemen:

                  We consent to the incorporation by reference of our opinion which is attached as an exhibit to the Form S-8 filed by Teltone Corporation on October 14, 1992, Number 33-53278, in the registration statement on Form S-8 filed with the Securities and Exchange Commission by Teltone Corporation of even date herewith.

                                            Very truly yours,

                                            PRESTON GATES & ELLIS LLP

                                            By  /s/ Richard B. Dodd
                                               -----------------------
                                               Richard B. Dodd





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